                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                        Filed by the Registrant [ X ]
              Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only (as permitted by
      Rule 14a-6(e)(2))
[ X ] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           UNCLE B's BAKERY, INC.
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in its Charter)

                                   0-22556
-------------------------------------------------------------------------------
                               (SEC File No.)

Payment of Filing Fee (Check the appropriate box):

[ X ] No fee required.
[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      (2) Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4) Proposed maximum aggregate value of transaction:

      (5) Total fee paid:

[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)  Amount Previously Paid:

       (2)  Form, Schedule or Registration Statement No.:

       (3)  Filing Party:

       (4)  Date Filed:

                           UNCLE B'S BAKERY, INC.
                             441 DUBUQUE STREET
                            ELLSWORTH, IOWA 50075

                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                DECEMBER 19, 1997 AT 10:00 A.M. CENTRAL TIME


     The annual meeting of shareholders of Uncle B's Bakery, Inc. (the "Company") will be held on Friday, December 19, 1997, at 10:00 a.m., central time, at the offices of the Company, 441 Dubuque Street, Ellsworth, Iowa. The ratification of the appointment of independent accountants for fiscal 1998 is the only matter expected to be considered by the shareholders at the meeting.

     You are cordially invited to attend the meeting. However, whether or not you plan to be personally present at the meeting, please complete, date and sign the enclosed proxy and return it promptly in the enclosed envelope.

     Shareholders of record as of the close of business on November 7, 1997 are eligible to vote at the Annual Meeting.

     A copy of the Annual Report to Shareholders (Form 10-KSB) for the fiscal year ended July 31, 1997, including audited financial statements, is enclosed.

                                    By Order of the Board of Directors

                                    Wm. Howard McClennan, Jr.
                                    Secretary

November 26, 1997

                           UNCLE B'S BAKERY, INC.
                             441 DUBUQUE STREET
                            ELLSWORTH, IOWA 50075

                               PROXY STATEMENT
                                     FOR
                       ANNUAL MEETING OF SHAREHOLDERS

                              December 19, 1997


     This Proxy Statement is furnished in connection with the annual meeting of shareholders (the "Annual Meeting") of Uncle B's Bakery, Inc. (the "Company") to be held on Friday, December 19, 1997, at 10:00 a.m., central time, at the offices of the Company, 441 Dubuque Street, Ellsworth, Iowa, and at any adjournments or postponements thereof. This Proxy Statement and the form of proxy enclosed are being mailed to shareholders with the Company's Annual Report to Shareholders (Form 10-KSB) commencing on or about November 26, 1997.

                          VOTING RIGHTS AND PROCEDURES

     Only shareholders of record of the Common Stock of the Company whose names appear of record on the Company's books at the close of business on November 7, 1997 are entitled to vote at the Annual Meeting. As of that date, a total of 3,656,258 shares of such Common Stock were outstanding, each share being entitled to one vote. There is no cumulative voting.

     The enclosed proxy is being solicited by the Board of Directors of the Company. The Company will pay all costs of the solicitation. Proxies in the enclosed form received from the holders of Common Stock will be voted for the ratification of the appointment of Ernst & Young LLP as the Company's auditors, unless shareholders indicate otherwise. No other matters are expected to be considered at the Annual Meeting. However, in the event that any other matters properly come before the Annual Meeting and call for a vote of shareholders, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment on these matters.

     If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. If a broker returns a "non-vote" proxy, indicating a lack of authority to vote on such matter, then the shares covered by such non-vote shall be deemed present at the Annual Meeting for purposes of determining a quorum but shall not be deemed to be present and entitled to vote at the Annual Meeting for purposes of calculating the vote with respect to such matter. A proxy may be revoked at any time before being exercised by delivery to the Secretary of the Company of a written notice of termination of the proxy's authority or a duly executed proxy bearing a later date.

                   1.   RATIFICATION OF INDEPENDENT AUDITORS

     The Board of Directors has appointed Ernst & Young LLP as independent auditors for the Company for the fiscal year ending July 31, 1998. A proposal to ratify the appointment of Ernst & Young LLP will be presented at the Annual Meeting. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions from shareholders. If the appointment of Ernst & Young LLP is not ratified by a vote of a majority of the votes cast on the question at the Annual Meeting, the Board of Directors is not obligated to appoint other auditors, but the Board of Directors will give consideration to such unfavorable vote.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.


                    INFORMATION REGARDING BOARD OF DIRECTORS

     The business and affairs of the Company are managed under the direction of its Board of Directors. The Bylaws of the Company provide that the Board of Directors shall have six members. The Bylaws provide that the Board of Directors shall have three classes, and the members of each class are elected to serve a three-year term, with the terms of office of each class ending in successive years. The Board currently has one Class B Director, Edward L. Campbell, and two Class C Directors, William T. Rose, Jr. and William T. Rose Sr., and there are three vacancies on the Board of Directors. The Class A Director positions, scheduled to be considered at the 1997 Annual Meeting, are currently vacant.
The Board is actively searching for suitable candidates to fill these vacancies.

     There are no directors subject to election at the 1997 Annual Meeting. The term of the Class B Director, Edward L. Campbell, expires at the 1998 Annual Meeting. The terms of the Class C Directors, William T. Rose, Jr. and William
T. Rose, Sr., will expire at the 1999 Annual Meeting.

     The following information is provided concerning the current Directors of the Company:


Edward L. Campbell    Mr. Campbell, 63 years of age, has been a director of the
(Class B)             Company since 1988. He has been a public affairs
                      consultant and owner of Campbell & Associates since 1976.

William T. Rose, Jr.  Mr. Rose, 36 years of age, has been Chief Executive
(Class C)             Officer, President and Chairman of the Board of
                      Directors of the Company since founding the Company in 1985. Previously, he was President of Music Works, Inc.
                      of Ames, Iowa, a record and tape retail sales business that he started in 1984 and sold in 1986 to finance the Company's growth. Mr. Rose was named Iowa Young
                      Entrepreneur of the Year in 1989. Mr. Rose was also selected as the 1995 Emerging Entrepreneur of the Year for Iowa and Nebraska by the Entrepreneur of the Year Institute, sponsored by Inc. Magazine, Merrill Lynch and Ernst &
                      Young LLP.

William T. Rose, Sr.  Mr. Rose, 59 years of age, has been Vice Chairman of the
(Class C)             Board of Directors since joining the Company in 1986.
                      From 1984 to 1986, he was owner and President of WTR
                      Industries, a marketing consulting firm. From 1976 to 1985, he was General Manager of Leigh Equipment, Inc., a construction equipment supplier that he founded. From
                      1973 to 1976, he was President of Hydraulic Components,
                      Inc., a hydraulic equipment manufacturer that he founded. He is the father of William T. Rose, Jr.


     Three Directorships are currently vacant. Mr. Lewis Sanders was appointed by the Board to fill a Class A directorship vacancy on December 19, 1996. Mr. Sanders resigned from the Board on July 14, 1997 for personal reasons. He did not express any disagreement with the Company relating to operations, policies or practices as a reason for his resignation. The Board is actively searching for suitable candidates to fill these vacancies. Under the Iowa Business Corporation Act, these vacancies may be filled by the vote of a majority of the remaining Directors, and persons so selected are subject to election by the shareholders at the first annual meeting following their selection.

     During fiscal 1997 and prior to the resignation of Mr. Sanders, the Board of Directors had an Audit Committee consisting of Messrs. Campbell and Sanders, a Compensation Committee consisting of Messrs. Campbell and Sanders, and an Executive Committee consisting of Messrs. Rose, Jr., Rose, Sr. and Sanders. The Audit Committee's function is to review and make recommendations to the Board of Directors with respect to certain financial and accounting matters. The Compensation Committee's function is to review and make certain determinations with respect to matters concerning the remuneration of employees, officers and directors. The Board has not appointed a new Audit Committee, Compensation Committee or Executive Committee since the resignation of Mr. Sanders. The Board of Directors does not have a standing Nominating Committee.

     During the 1997 fiscal year, the Board of Directors held two meetings and the Audit Committee held one meeting prior to Mr. Sanders' resignation. The Executive Committee and the Compensation Committee did not meet in fiscal 1997. Each incumbent director attended all meetings of the Board of Directors and committees on which he served that were held during the period he was a member of the Board of Directors or such committees.

     Nonemployee directors of the Company receive no cash compensation for their services, but are reimbursed for reasonable out-of-pocket expenses in connection with the performance of their duties. Nonemployee directors participate in the Nonemployee Directors' Stock Option Plan (the "Director Plan"), pursuant to which each incumbent nonemployee director automatically receives a fully vested option to purchase 1,000 shares of Common Stock at each annual meeting of shareholders. In addition, each nonemployee director who was in office at the time of the adoption of the Director Plan in July 1993 (i.e., Mr. Campbell) received an option to purchase 5,000 shares of Common Stock, which vests 20% per year for five years.

Executive Officers of the Company

     The following table sets forth certain information concerning the executive officers of the Company.

Name                                Position
----                                --------

William T. Rose, Jr.                Chairman of the Board, President and
                                    Chief Executive Officer

Wm. Howard McClennan, Jr.           Chief Financial Officer, Treasurer and
                                    Corporate Secretary

William T. Rose, Sr.                Vice Chairman, Executive Vice
                                    President and Director

David Blakeley                      Vice President of Purchasing

     Biographies of Messrs. Rose, Jr. and Rose, Sr. are set forth above.

     Mr. McClennan, 63 years of age, has held the position of Chief Financial Officer since joining the Company in 1992. He was elected Treasurer and Corporate Secretary of the Company in July 1993. From 1987 to 1992, he was Vice President and Chief Financial Officer for Prepared Foods, Inc., a subsidiary of International Multi-Foods. From 1985 to 1987, he was Vice President of Finance, Chief Financial Officer and Corporate Secretary for Wilton Enterprises, Inc. Prior to that time, Mr. McClennan spent seventeen years with Tenneco, Inc., the last three years of which he was Senior Vice President of Finance of the Automotive Group.

     Mr. Blakeley, 39 years of age, has served as a Vice President of the Company since 1990 and was Controller of the Company from 1990 to 1992, when he assumed his present position. He was a commercial loan officer with United Bank & Trust, Ames, Iowa from 1985 to 1990, and prior to that was an agricultural loan officer at Lisbon Bank & Trust Co., Lisbon, Iowa and First Bank, Albert Lea, Minnesota.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of October 31, 1997, certain information with respect to all shareholders known to the Company to have been beneficial owners of more than five percent of its Common Stock, and information with respect to the Company's Common Stock beneficially owned by directors of the Company, the executive officers of the Company named in the table under "Executive Compensation" below, and all directors and executive officers as a group. Except as otherwise indicated, the shareholders listed in the table have sole voting and investment power with respect to the Common Stock owned by them.

                                                         Shares Beneficially
                                                                Owned
                                                    ------------------------------
         Name                                            Number      Percentage(1)
         ----                                       ---------------  -------------
William T. Rose, Jr. (2) (3) (4).................      2,011,862         50.3%
  441 Dubuque Street, Ellsworth, IA 50075
William T. Rose, Sr. (2) (4).....................        883,284         23.1%
  441 Dubuque Street, Ellsworth, IA 50075
Edward L. Campbell (5)...........................         11,000           .3%
  441 Dubuque Street, Ellsworth, IA 50075
Creditanstalt American Corporation (6) (7).......      1,181,111         25.0%
  245 Park Avenue, New York, NY 10167
All directors and executive officers as a group
  (5 persons) (8)................................      2,060,686         51.0%

----------------------
(1) Assumes exercise of presently exercisable options and warrants by the named person or group but by no other person.

(2) Mr. Rose, Jr. and Mr. Rose, Sr. are parties to a Voting Agreement whereby all shares held by either of them may be voted by Mr. Rose, Jr. Shares and currently exercisable options and warrants owned by Mr. Rose, Sr. are included in the total shown for Mr. Rose, Jr.

(3) Includes 3,500 shares issuable pursuant to currently exercisable warrants and 167,500 shares issuable pursuant to currently exercisable options under the 1993 Stock Option Plan, all of which are held of record by Mr. Rose, Jr. Also includes 5,100 shares beneficially owned by Mr. Rose, Jr. through the Company's 401(k) plan. See note 4 for information concerning options and warrants held of record by Mr. Rose, Sr. and deemed to be beneficially owned by Mr. Rose, Jr.. Does not include 797 shares owned by Mr. Rose, Jr.'s wife, Kristin Rose. Mr. Rose, Jr. disclaims beneficial ownership of the shares owned by Kristin Rose.

(4) Includes 3,500 shares issuable pursuant to currently exercisable warrants and 167,500 shares issuable pursuant to currently exercisable options under the 1993 Stock Option Plan, all of which are held of record by Mr. Rose, Sr. Also includes 4,988 shares beneficially owned by Mr. Rose, Sr. through the Company's 401(k) plan.

(5) Includes 6,000 shares issuable pursuant to currently exercisable options under the Director Plan. Shares other than option shares are owned by Campbell and Associates, which is majority owned by Mr. Campbell.

(6) Includes 1,070,000 shares issuable pursuant to presently exercisable warrants.

(7) Pursuant to a Subscription Agreement, dated as of November 15, 1996, and a Warrant Agreement, dated July 12, 1995, as amended, Creditanstalt American Corporation has agreed to vote its shares in accordance with the recommendations of the Board of Directors of the Company on any matter as to which the Board has made a recommendation to the stockholders generally.

(8) Includes options and warrants held by Messrs. Rose, Jr., Rose, Sr., and Campbell, as described in the notes above. Also includes 1,991 shares beneficially owned by Wm. Howard McClennan, Jr. through the Company's 401(k) plan, presently exercisable options to purchase 22,500 shares held by Mr. McClennan, and presently exercisable options to purchase 13,333 shares held by David Blakeley. Does not include shares beneficially owned by Creditanstalt American Corporation as to which the Board of Directors may have certain voting rights. See note 7.

EXECUTIVE COMPENSATION

  The following table sets forth the cash and noncash compensation for each of the three years ended July 31, 1997 awarded to or earned by William T. Rose, Jr., the Chief Executive Officer of the Company, and William T. Rose, Sr., the Company's Executive Vice President and Vice Chairman. For a discussion of the employment arrangements of Messrs. Rose, Jr. and Rose, Sr., see "Executive Compensation -- Employment Agreements." No officer of the Company other than Messrs. Rose, Jr. and Rose, Sr. received cash compensation in excess of $100,000 during any of the three years ended July 31, 1997.

  Effective in July 1997, Mr. Rose, Jr. and Mr. Rose, Sr. agreed to voluntary, temporary reductions in their base salary amounts as a means of assisting the Company's short-term liquidity position. Mr. Rose, Jr.'s salary was reduced approximately 30% and Mr. Rose, Sr.'s salary was reduced approximately 40%.


                                                         Long-Term
                                      Annual            Compensation
                                   Compensation          Awards (1)
                            ------------------------  --------------
                                                      Stock Options      All Other
Name and Position           Year  Salary (2)  Bonus      (Shares)     Compensation (3)
--------------------------  ----  ----------  ------  --------------  ----------------

William T. Rose, Jr.        1997   $192,942       $0              0            $5,275
  Chairman of the Board,    1996   $189,641       $0              0            $5,348
  President and Chief       1995   $115,096       $0        100,000            $3,208
  Executive Officer

William T. Rose, Sr.        1997   $192,173       $0              0            $5,460
  Vice Chairman of the      1996   $189,641       $0              0            $5,348
  Board and Executive       1995   $115,096       $0        100,000            $3,208
  Vice President

---------------------------------------

(1) All options listed were granted under the Company's 1993 Stock Option Plan. See "Information Concerning Stock Option Plans." Options granted in 1995 are fully vested and are exercisable at a price of $3.25 per share.

(2) Excludes certain perquisites and other benefits which did not exceed the lesser of $50,000 or 10% of salary and bonus for any named executive in any of the years shown.

(3) The compensation reported represents Company contributions under the Company's 401(k) plan.

EMPLOYMENT AGREEMENTS

     In April 1995, the Company entered into amended employment agreements with Mr. Rose, Jr. and Mr. Rose, Sr., to replace contracts scheduled to expire in 1996. Both of the amended contracts have initial terms expiring July 31, 1998, subject to automatic renewal thereafter. These contracts were approved by the Company's Compensation Committee (which then consisted of outside directors Edward L. Campbell and George Dunbar).

     Each contract provides for a beginning base salary of $197,500 per year, effective August 6, 1995, with annual adjustments on each January 31, based on the Ernst & Young annual survey of executive compensation for executives of similar rank in companies of a similar size, with a minimum annual increase of 5% over the base salary for the preceding year. The contracts may not be terminated prior their expiration date unless the Company has eliminated or provided adequate indemnification of the executive's liability under personal guarantees of Company debts. If such security is provided, the contracts may be terminated prior to their expiration date only upon the executive's death, resignation or disability or upon the occurrence of "cause" (as defined in the following sentence), as determined by 75% of the members of the Board of Directors. For purposes of the employment agreements, "cause" means either (i) the executive's breach of a material provision of the employment agreement or
(ii) the failure of the executive to perform or fulfill his duties other than by reason of disability, or the refusal or willful failure of the executive to follow the directions of the Board of Directors after the Company or the Board has identified the ways in which the executive has so failed and has given the executive an opportunity to correct such failure. The contracts are subject to a lump-sum severance payment, as described under "Executive Compensation -- Severance Arrangements." In addition, each of Mr. Rose, Jr. and Mr. Rose, Sr. is given registration rights to permit the sale of his shares of Company stock in connection with any offering by the Company and to demand one Company-paid registration of his shares at any time. The employment agreements also require the Company to provide each of Mr. Rose, Jr. and Mr. Rose, Sr. with health insurance paid 90% by the Company, Company-paid disability insurance, a Company automobile, a Company-paid $1,000,000 life insurance policy (with a maximum premium of $20,000) payable to a beneficiary named by him, fully paid dental and optical insurance, a retirement plan to maximize his tax-favored contributions, and certain other benefits.

     Mr. Rose, Jr. and Mr. Rose, Sr. through the end of fiscal 1997 have voluntarily foregone the salary increase due under their employment agreements and their rights to the health insurance, disability insurance and retirement plans specified in their employment agreements. Mr. Rose, Sr. also has foregone his contractual rights to life insurance benefits. They participate in the Company's standard health insurance plan and 401(k) plan, but those plans do not satisfy the requirements of their contracts. Messrs. Rose, Jr. and Rose, Sr. have not required those benefits to be provided, but they may assert their rights under the employment agreements at any time in their sole discretion.

STOCK OPTIONS

     The following table summarizes stock option exercises during fiscal 1997 by the executive officers named in the compensation table above, and the value of all options held by such persons at July 31, 1997. There were no stock option grants to these executive officers in fiscal 1997.

                 AGGREGATED OPTION EXERCISES IN FISCAL 1997 AND
                     VALUE OF OPTIONS HELD AT JULY 31, 1997

                                                         Number of     Value of Unexercised
                                                        Unexercised        In-the-Money
                                                      Options Held at     Options Held at
                                                       July 31, 1997       July 31, 1997
                           Shares Acquired    Value    (Exercisable/       (Exercisable/
           Name              on Exercise    Realized  Unexercisable)      Unexercisable)
           ----              -----------    --------  --------------   ---------------------

     William T. Rose, Jr.            -0-       -0-      167,500/-0-         -0-/-0-(1)

     William T. Rose, Sr.            -0-       -0-      167,500/-0-         -0-/-0-(1)

--------------------------
(1) At July 31, 1997, the exercise prices of the outstanding options held by the named individuals were greater than the market price of the Company's stock.


SEVERANCE ARRANGEMENTS

     Under the employment agreements with Mr. Rose, Jr. and Mr. Rose, Sr., in the event of their termination for any reason they are entitled to receive a severance payment of three times the sum of (a) amount of their then-current base salary and (b) all bonuses paid during the current or preceding fiscal year, whichever is greater. In such an event, they are also entitled to immediate vesting of all interests in Company benefit plans, including any stock option plans, to an unlimited number of "piggyback" registration rights and one demand registration right for the shares of Company stock owned by them, and to the continuation for three years of all Company-provided life, health, accident or disability insurance plans in effect at the time of termination.

     In addition, the terms of stock options granted to Company personnel, including executive officers and the nonemployee directors, provide for the immediate vesting of such options in the event of a change of control of the Company, except under certain specified conditions.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In fiscal 1996, the Company purchased equipment totaling approximately $2,347,000, which was sold or arranged by a bakery equipment distributor which is affiliated with George Dunbar, who was a Director of the Company until his resignation on September 30, 1996. The Company believes that such purchases were on terms no less favorable to the Company than available from unrelated third parties.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors and persons who beneficially own more than ten percent of the Company's stock to file initial reports of ownership and reports of changes of ownership with the Securities and Exchange Commission. These persons are required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and representations from these persons, the Company believes that, all
Section 16(a) filing requirements applicable to its current executive officers, directors and greater than ten percent shareholders were complied with during fiscal year 1997.


                     PROPOSALS FOR THE NEXT ANNUAL MEETING

     Any proposal by a shareholder to be presented at the 1998 Annual Meeting must be received at the Company's executive offices, 441 Dubuque Street, P.O. Box B, Ellsworth, Iowa 50075, not later than July 29, 1998.

PROXY CARD
----------


                           Uncle B's Bakery, Inc.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, having duly received the Notice of Annual Meeting of Shareholders and Proxy Statement dated November 26, 1997, revoking all prior proxies, hereby appoints William T. Rose, Jr., William T. Rose, Sr., and Wm. Howard McClennan, Jr., and each of them, with power to appoint a substitute, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Shareholders of Uncle B's Bakery, Inc. (the "Company") to be held on December 19, 1997, and at all adjournments or postponements thereof, as specified below on each matter referred to, and, in their discretion, upon any other matters which may be brought before the meeting.

1. RATIFICATION AND APPROVAL OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS FOR THE COMPANY FOR THE FISCAL YEAR ENDING JULY 31, 1998.

     _____  FOR                _____ AGAINST            ______ ABSTAIN


2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.


            (continued and to be dated and signed on other side)


     This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR item 1 and in the discretion of the named proxies on all other matters.


Please sign exactly as name appears      When signing as attorney, executor,
below. When shares are held by joint     administrator, trustee or guardian,
tenants, both must sign.                 please give full title as such. If
                                         a corporation, please have signed in
____________________________________     full corporate name by President or
                                         other authorized officer. If a
                                         partnership, name by authorized
                                         person.


                                         __________________________________
                                         Signature


                                         __________________________________
                                         Signature, if held jointly

                                         Date: __________________, 1997

                                         PLEASE MARK, SIGN, DATE AND RETURN
                                         THIS PROXY CARD PROMPTLY USING THE
                                         ENCLOSED ENVELOPE.